EXHIBIT 10.51

TERMINATION AGREEMENT

     This Termination Agreement (“Agreement”) is made and entered into as of the 31st day of December, 2004 (“Effective Date”), by and between AESP, Inc., f/k/a Advanced Electronic Support Products, Inc. (“AESP”), a Florida corporation, Yuri Burshtein (Burshtein) and AESP Ukraine, a Ukrainian corporation owned by Burshtein (“AESP Ukraine”).

     WHEREAS, AESP, Burshtein and AESP Ukraine were parties to that certain Purchase Agreement (the “Purchase Agreement”) dated as of January 1, 2001; and

     WHEREAS, pursuant to the terms of the Purchase Agreement, Burshtein purchased (the “Purchase Transaction”) from AESP the outstanding common stock of AESP Ukraine; and

     WHEREAS, in connection with the Purchase Transaction, and to document its obligation to pay the Consideration, as that term is defined in the Purchase Agreement, Burshtein delivered a promissory note to AESP in the original principal amount of $771,907 (the “Note”); and

     WHEREAS, the Note was guaranteed by AESP Ukraine (the “Guaranty”) and AESP Ukraine pledged its assets to secure the Guaranty; and

WHEREAS, the Note was secured by a pledge of the stock of AESP Ukraine; and

     WHEREAS, the Purchase Agreement provided that so long as the Note remained outstanding, Burshtein and AESP Ukraine would be obligated to comply with certain covenants (as more particularly set forth in the Purchase Agreement); and

     WHEREAS, the parties have agreed that as of the Effective Date of this Agreement, the Note shall be cancelled, all guarantees and security pledged to secure the Note shall be cancelled and Burshtein’s obligations under the Purchase Agreement with respect to the operation of AESP Ukraine so long as the Note remained unpaid shall no longer be applicable.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.	The remaining balance due on the Note is hereby forgiven (and the original Note executed by Burshtein has been returned to Burshtein).

2.	The pledge of the stock of AESP Ukraine securing the Note is hereby cancelled, and AESP shall forthwith take steps to formally deliver the certificates representing the shares of AESP Ukraine in their possession to Burshtein (or execute such documents as are otherwise required to effect such transfer).

3.	The Guaranty of AESP Ukraine of the Note is hereby terminated and cancelled, and the corresponding pledge of the assets of AESP Ukraine securing the Guaranty is hereby terminated.

4.	The following provisions of the Purchase Agreement shall no longer apply:

A.	Section 4.11 requiring AESP Ukraine to use AESP as its sole and exclusive supplier for connectivity products until the Note is paid in full; and

B.	Article VII of the Purchase Agreement pursuant to which AESP Ukraine and Burshtein agreed to operate AESP Ukraine in a certain manner so long as the Note remained outstanding; and

C.	Section 4.10 of the Purchase Agreement requiring AESP to provide not less than $150,000 in trade credit to AESP Ukraine.

5.	The obligations of AESP Ukraine to pay accounts payable currently due and due in the future to AESP for orders purchased by AESP Ukraine shall not be cancelled by this Agreement and shall remain fully payable.

6.	Burshtein and AESP Ukraine hereby fully and forever release, acquit, discharge and holds AESP harmless from any and all, and all manner of, actions and causes of action, claims, suits, costs, debts, sums of money, claims and demands, presently known or unknown, whatsoever in law or equity or otherwise, which Burshtein or AESP Ukraine ever had, now has or may now have, or will have in the future, by reason of any matter, cause or thing whatsoever, from the beginning of the world and all times thereafter, including without limitation all matters arising out of the Purchase Agreement.

7.	This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

8.	This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties.

9.	The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person or other entity any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by either party without the prior written consent of the other parties.

10.	This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A fax signature of any party shall be considered to have the same binding legal effect as an original signature.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

/s/ Yuri Burshtein
Yuri Burshtein

AESP, INC., a Florida corporation
By:	/s/ Roman Briskin
	Name (print):	Roman Briskin
	Title:	E.V.P.

AESP Ukraine, a Ukrainian corporation
By:	/s/ Yuri Burshtein
	Name (print):	Yuri Burshtein
	Title:	President

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